UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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GLOBALSCAPE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GlobalSCAPE, Inc.

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

April 30, 2007

Dear Stockholders:

You are cordially invited to attend our 2007 Annual Meeting of Stockholders to be held on June 1, 2007, at 9:00 a.m., local time, at GlobalSCAPE’s office located at 6000 Northwest Parkway, Suite 100, San Antonio, Texas 78249.

Information about the meeting and the matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow.  Also included is a Proxy Card and postage pre-paid envelope.

It is important that your shares be represented at the Annual Meeting.  Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,

Charles R. Poole

President and Chief Executive Officer

GlobalSCAPE, Inc.

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 1, 2007

To the Stockholders of GlobalSCAPE, Inc.:

The 2007 Annual Meeting of Stockholders of GlobalSCAPE, Inc. (the “Company”) will be held at the Company’s office located at 6000 Northwest Parkway, Suite 100, San Antonio, Texas 78249, on June 1, 2007, at 9:00 a.m., local time, for the following purposes:

1.               To elect two Directors to serve for a term of three years.  The Board of Directors has nominated the following for election:

Frank M. Morgan

Phillip M. Renfro

2.               To approve the GlobalSCAPE, Inc. 2006 Non-Employee  Directors  Long-Term Equity Incentive Plan;

3.                To ratify the appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007; and

4.                To transact any other business that may properly come before the meeting or any adjournment thereof, including a motion to adjourn or postpone the meeting.

The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

The Company’s Board of Directors has fixed the close of business on April 16, 2007 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.  NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.  YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING, AND, IF YOU ATTEND THE ANNUAL MEETING YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors,

Bernard Schneider
April 30, 2007	Secretary
San Antonio, Texas

GlobalSCAPE, Inc.

Proxy Statement

For

Annual Meeting of Stockholders

To Be Held Thursday, June 1, 2007

Table of Contents

PROXY STATEMENT
Date, Time, Place of Annual Meeting
Record Date, Shares Entitled to Vote, Quorum
Attendance and Voting by Proxy
Deadline for Voting by Proxy
Revocation of Proxy
Number of Votes Required to Approve Proposals
Solicitation of Proxies
PROPOSAL ONE ELECTION OF DIRECTORS
Directors with Terms Expiring in 2008 and 2009
Executive Officers
Meeting Attendance
Board Independence
Committees of the Board of Directors
Code of Ethics
Stockholder Communications with Board
Nominations
Compensation Committee Interlocks and Insider Participation
Section 16(a) Beneficial Ownership Reporting Compliance
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Equity Compensation Plan Information
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions in 2006
Policy Related to Related Person Transactions
EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
Our Compensation Committee
Compensation Philosophy and Objectives
Elements of Executive Compensation
Compensation Committee Report
Summary Compensation Table
Grants of Plan-Based Awards
Relationship of Salary and Annual Incentive Compensation to Total Compensation
Employment Agreements and Potential Payments Upon Termination or Change in Control
Outstanding Equity Awards At Fiscal-Year End
Option Exercises And Stock Vested
Pension Benefits
Non-Qualified Deferred Compensation
Compensation of Directors

PROPOSAL TWO APPROVAL OF 2006 NON-EMPLOYEE DIRECTORS LONG-TERM EQUITY INCENTIVE PLAN
PROPOSAL THREE RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PRINCIPAL AUDITOR FEES AND SERVICES
AUDIT COMMITTEE PRE-APPROVAL POLICY
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
AVAILABLE INFORMATION
OTHER MATTERS

Appendix A - 2006 Non-Employee Directors Long-Term Equity Incentive Plan

PROXY STATEMENT

This Proxy Statement and Proxy Card are furnished in connection with the solicitation by the Board of Directors of GlobalSCAPE, Inc. of proxies from the stockholders of GlobalSCAPE to be used at GlobalSCAPE’s 2007 Annual Meeting of Stockholders.  This Proxy Statement and Proxy Card are first being mailed to stockholders on or about May 1, 2007 together with GlobalSCAPE’s Annual Report on Form 10-K.

Date, Time, Place of Annual Meeting

GlobalSCAPE’s 2007 Annual Meeting of Stockholders will be held at 9:00 a.m., local time, on June 1, 2007, at GlobalSCAPE’s office at 6000 Northwest Parkway, Suite 100, San Antonio, Texas 78249.  GlobalSCAPE’s office is located in the University Park Tech Center II business park, near the intersection of De Zavala and IH-10.  If you need directions to our office, please call Susan McRee at (210) 308-8267, ext. 101.

Record Date, Shares Entitled to Vote, Quorum

GlobalSCAPE’s Board of Directors has fixed the close of business on April 16, 2007 as the record date for GlobalSCAPE stockholders entitled to notice of and to vote at the annual meeting.  As of the record date, there were 17,225,226 shares of GlobalSCAPE common stock outstanding, which were held by approximately 2,467 holders of record and approximately 7,200 beneficial owners.  Stockholders are entitled to one vote for each share of GlobalSCAPE common stock held as of the record date.

The holders of a majority of the outstanding shares of GlobalSCAPE common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting.  If you attend the meeting in person or sign and return the enclosed Proxy Card, your shares will be counted as present at the meeting.  Abstentions and broker non-votes are included for purposes of determining whether a quorum is present at the annual meeting.  Non-votes occur when a proxy:

•                  is returned by a broker or other stockholder who does not have authority to vote;

•                  does not give authority to a proxy to vote; or

•                  withholds authority to vote on one or more proposals.

If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, GlobalSCAPE may postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy being solicited by this Proxy Statement provides the authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Attendance and Voting by Proxy

If you are unable or do not wish to attend the annual meeting and vote your shares in person, you may complete and sign the enclosed Proxy Card.  Votes cast in person or by proxy at the annual meeting will be tabulated at the annual meeting.  By signing and returning the Proxy Card, you appoint Thomas W. Brown and Charles R. Poole, and each of them, to attend the meeting and vote your shares in your place.  All valid unrevoked proxies will be voted as directed.  If you sign and return your Proxy Card without making any direction as to how your shares are to be voted, the representative will vote your shares in favor of each of the proposals listed in the notice of annual meeting and for the election of the nominees for director set forth herein.

If any matters other than those addressed on the Proxy Card are properly presented for action at the annual meeting, the persons named in the Proxy Card will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

We have enclosed a postage-prepaid envelope for your convenience in returning the Proxy Card.

Deadline for Voting by Proxy

Your signed Proxy Card must be received before the annual meeting to be counted at the annual meeting.

Revocation of Proxy

You may revoke your proxy at any time prior to the annual meeting by sending either a notice of revocation or a later-dated Proxy Card to GlobalSCAPE’s Secretary.  If you mail a Proxy Card, but decide to vote your shares in person at the annual meeting, you may request that your proxy be revoked at the annual meeting.  Attendance at the meeting will not by itself revoke a proxy.  You must affirmatively request that your proxy be revoked.

Number of Votes Required to Approve Proposals

Proposal One, Election of Directors.  Our Amended and Restated Bylaws provide that Directors shall be elected by plurality vote at the annual meeting of stockholders. Therefore, the two nominees who receive the most votes will be elected.  As of the mailing date of this Proxy Statement, no nominees for Director had been submitted other than the individuals nominated by GlobalSCAPE’s Board of Directors.  Therefore, provided there is a quorum at the meeting, and there are any votes in favor of the election of these individuals, they will be elected to the Board of Directors.  Shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect on the voting outcome with respect to the election of Directors.

Proposal Two, Approval of the GlobalSCAPE, Inc. 2006 Non-Employee Directors Long-Term Equity Incentive Plan. The proposal to approve the GlobalSCAPE, Inc.  2006 Non-Employee Directors Long-Term Equity Incentive Plan, which we refer to as the 2006 Directors Plan, must receive the affirmative vote of the holders of a majority of the shares of GlobalSCAPE common stock represented and voting at the meeting.  If you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you, but this will have no effect on the proposal because shares for which brokers are not able to vote will not be considered as voting at the annual meeting for purposes of approving the 2006 Directors Plan.

Proposal Three, Ratification of Selection of PMB Helin Donovan, LLP as Independent Registered Public Accounting Firm.  This proposal must receive the affirmative vote of the holders of a majority of the shares of GlobalSCAPE common stock represented and voting at the meeting.  If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal.  If you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you, but this will have no effect on the proposal because shares for which brokers are not able to vote will not be considered as voting at the annual meeting for purposes of ratifying the selection of our independent registered public accounting firm.

Solicitation of Proxies

Proxies will be solicited by mail.  Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers and employees of GlobalSCAPE.  Directors, officers and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses.  GlobalSCAPE will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners.  GlobalSCAPE will, upon request, reimburse these brokerage houses, custodians and other persons for their reasonable out-of-pocket expenses in doing so.  GlobalSCAPE will pay the cost of solicitation of proxies.

PROPOSAL ONE
ELECTION OF DIRECTORS

GlobalSCAPE’s Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders.  At this year’s meeting, two Class I directors are to be elected for a term of three years, to hold office until the expiration of his term in 2010, or until a successor shall have been elected and shall have qualified.  The nominees for Class I directors are Frank M. Morgan and Phillip M. Renfro.

Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected.  The enclosed form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director.  If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominees for director.  In determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.

The following table sets forth the name and age of each nominee as of the mailing date of this Proxy Statement, the principal occupation of each nominee during the past five years, and the year each began serving as a director of GlobalSCAPE:

Name	Age
Frank M. Morgan	58

Since 2005, Mr. Morgan has served as the Vice President and General Manager of the Information Systems Department, Intelligence Solutions Division, of L-3 Communications Services Group, managing offices in Reston, Virginia, Colorado Springs, Colorado, and San Antonio, Texas.  He held a similar position with Titan Corporation from 2001 to 2005 before its acquisition by L-3. From 1996 to 2001, Mr. Morgan worked for BTG, Inc. (acquired by Titan Corp.), a publicly traded software development company and computer security product value added reseller. As Vice President of federal sales, Mr. Morgan was responsible for marketing this product across the federal government.  Mr. Morgan spent 26 years in the Air Force, retiring in 1996 as a Colonel.  His assignments included three tours at the Pentagon in both operations and acquisitions. He holds a B.S. in Aeronautical Engineering from the Air Force Academy, a M.S. in Human Resources Management from the University of Utah, and a M.S. in National Security and Strategic Studies from the Naval War College. Mr. Morgan was elected as a director of GlobalSCAPE in November 2006.

Phillip M. Renfro	61

Mr. Renfro is a retired partner of the law firm of Fulbright and Jaworski, L.L.P., where from 1983 to 2005, he was division head of the Corporate, Business and Banking Section in the firm’s San Antonio, Texas office.  Prior to his career in corporate law, from 1980 to 1983, he was President and CEO of Resco International, Inc., an oil field service company.  He currently serves on the board of Enzon Pharmaceuticals, Inc., Bridgeport, New Jersey. Mr. Renfro was elected as a director of GlobalSCAPE in September 2006.

Assuming the presence of a quorum, the nominees for director who received the most votes will be elected.  The enclosed form of Proxy Card provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director.  If a stockholder executes and returns a Proxy Card, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominees for director.  Under applicable Delaware law, in determining whether this item has received a requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE TWO INDIVIDUALS NOMINATED ABOVE AS DIRECTORS.

Directors with Terms Expiring in 2008 and 2009

The following table sets forth the name and age of each director as of the mailing date of this Proxy Statement, the principal occupation of each director during the past five years and the year each began serving as a director of GlobalSCAPE.

Name	Age
Thomas W. Brown	63

Mr. Brown has been an independent stockbroker and investment advisor in San Antonio since 1995. He entered the securities brokerage business in 1967 after receiving an M.B.A. from Southern Methodist University. In recent years, he has also been involved in the real estate development business in San Antonio in addition to stock and bond investments. Mr. Brown currently serves as a member and Chairman of the Board of Directors of GlobalSCAPE and has served in such capacity since June 2002. Mr. Brown’s term as a director of GlobalSCAPE expires in 2009.

David L. Mann	56

Mr. Mann has been in the real estate development and home building business since his graduation from Southern Methodist University in 1975 where he earned a B.B.A. For the past twenty years, he has worked exclusively in the San Antonio, Texas market. Mr. Mann currently serves as a member of the Board of Directors of GlobalSCAPE and has served in such capacity since June 2002. Mr. Mann’s term as a director of GlobalSCAPE expires in 2008.

Charles R. Poole	64

Mr. Poole currently serves as GlobalSCAPE’s President and has served in such capacity since February 2004. Mr. Poole also currently serves as a director of GlobalSCAPE and has served in such capacity since February 2004. From September 2003 until February 2004, he served as GlobalSCAPE’s Vice President of Sales and Marketing. Mr. Poole has over twenty years of experience in senior management and sales with telecommunications companies, most recently as the President of GlobalSCAPE’s former parent company, ATSI Communications, Inc., from 1998 — 2001. Mr. Poole served as a Senior Vice President for A+ Communications, responsible for paging, cellular and telemessaging sales from 1995 — 1997, as General Manager of American Paging, Texas from 1994 — 1995, as a Division Manager of Data Documents, Inc. of Omaha, Nebraska from 1992 — 1994, as President of GeoCom Partners, a satellite-based telecommunications company from 1989 — 1992, as Senior Vice President of MobileComm (a BellSouth Company) from 1984-1989, and as Regional Vice President of Burroughs Corp (now Unisys) from 1966-1984. Mr. Poole’s term as a director of GlobalSCAPE expires in 2009.

Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of the mailing date of this Proxy Statement and the principal occupation of each executive officer during the past five years.

Name	Age	Position
Charles R. Poole	64	President, Chief Executive Officer and Director	See above.

Jeffrey Gehring	51	Vice President of Sales

Mr. Gehring serves as GlobalSCAPE’s Vice President of Sales and has been with GlobalSCAPE since November 2004 in that capacity. Mr. Gehring is responsible for GlobalSCAPE’s inbound sales, corporate sales and the reseller program. Mr. Gehring was employed by Nextel Partners as Director of Sales in 2004, where he coordinated sales across the country. From 2003 to 2004, Mr. Gehring was Sales Manager for GlobalSCAPE, performing the duties he presently holds. From 2002 to 2003, Mr. Gehring was a principal in a start up business, ConnectOne Telecom, where he got the business off the ground from the organizational stage to operations. Prior to 2002, Mr. Gehring was Director of Sales and Marketing at UDP, a telecommunications billing, order management and customer service software company. In addition to his UDP experience, he has more than 20 years of operational and sales management experience in large and medium-sized businesses, including Unisys, Bell South and Metrocall. His experience includes strategic planning and implementation for companies that require rapid growth, as well as establishing processes and policies that foster world-class sales organizations.

Gregory Hoffer	35	Vice President and Chief Technology Officer

Mr. Hoffer serves as Vice President and Chief Technology Officer and has been employed by GlobalSCAPE since May 2000. Mr. Hoffer is responsible for overseeing all software development and Web development at GlobalSCAPE. Before joining GlobalSCAPE, Mr. Hoffer held software development positions at the consulting firm of Marotz, Inc. Prior to that, Mr. Hoffer managed the IT department and was head of the computer science department at Saint Mary’s Hall, a private school in San Antonio, Texas. Mr. Hoffer received a bachelor’s degree in computer science from Trinity University and is pursuing his master’s degree in computer science.

Ellen Ohlenbusch	41	Vice President of Marketing

Ms. Ohlenbusch serves as Vice President of Marketing and Strategic Alliances.  She is responsible for overall marketing strategy and strategic partnerships that encompass technical and business relationships. She joined GlobalSCAPE in September 2006 via the acquisition of Availl, Inc., where she was Co-Founder and Senior Vice President of Sales and Business Development. She was instrumental in securing initial funding and defining the go to market strategy for the company’s products and successfully led the rapid growth of the company revenue. Ms. Ohlenbusch has 20+ years of marketing, sales, business and corporate development experience with a track record of success in early stage start-up ventures. Prior to Availl she held the position of Vice President of Business Development at Infinium Software, a developer of enterprise business solutions, where she drove partner strategies and development of product offerings. As founding member of the management team and Sr. Vice President of Sales and Corporate Support at Omtool, a developer of enterprise communication and secure document routing solutions, she developed and implemented the worldwide sales strategy, from the initial enterprise sale to over $38 million in sales and was instrumental in taking the company to a successful IPO. Ms. Ohlenbusch has held various sales and marketing positions with Texas Instruments, Analog Devices, and LTC.

K. Earl Posey	64	Vice President of Investor Relations/ Business Operations

Mr. Posey serves as GlobalSCAPE’s Vice President of Investor Relations/Business Operations. Mr. Posey is responsible for locating technologies, partners and/or companies that fit within GlobalSCAPE’s strategies and developing relationships that will grow GlobalSCAPE’s business. Prior to joining GlobalSCAPE in January of 2006, he was Vice-President of Administration for ATSI, Inc. an international telecommunications company located in San Antonio, from 2000-2003. During 2004 and 2005, he was the Senior Principal and founder for Gossyppia Partners, a management consulting firm specializing in development of strategic management plans for corporations. Mr. Posey did his graduate and post graduate work at Vanderbilt University.

Timothy J. Barton	42	Vice President of Operations

Mr. Barton serves as GlobalSCAPE’s Vice President of Operations. He is responsible for coordinating the product manager’s ideas and specifications with engineering and insuring performance of quality assurance on completed products. Prior to joining GlobalSCAPE in March 2006, Mr. Barton served as Chief Architect of Secure Logix Corporation, where he was responsible for requirements definition and product design. Mr. Barton was employed by Secure Logix from 1998 to 2006 and held positions of Director of Software Engineering and ETM Development Manager prior to becoming Chief Architect in 2005. Prior to Secure Logix, Mr. Barton held positions of Research Analyst and Senior Research Analyst at Southwest Research Institute where he developed software for the US Military and NASA. Mr. Barton holds a B.S. in Computer Science from Slippery Rock University

Bernard Schneider	62	Chief Financial Officer

Mr. Schneider serves as GlobalSCAPE’s Chief Financial Officer. Prior to joining GlobalSCAPE in June 2006, from 1992 until June 2006, Mr. Schneider served as Chief Financial Officer of Friedrich Air Conditioning Company. Mr. Schneider’s background also includes time spent with Ernst & Whinney (now Ernst & Young), Litton Industries and Chrysler in various positions in consulting and information technology. Mr. Schneider received his B.S. in Accounting from Louisiana State University and his MBA from Mississippi College. He received his CPA license in Texas in 1975.

Tsachi Chuck Shavit	50	Chief Scientist

Mr. Shavit serves as GlobalSCAPE’s Chief Scientist. He has served in this role since the acquisition of Availl by GlobalSCAPE in September 2006. Mr. Shavit was the CEO and CTO of Availl since Availl’s founding. He is responsible for providing input on technology and innovation issues relating to existing and future GlobalSCAPE products.Prior to founding Availl in 2002, Mr. Shavit’s career spans more than 20 years of architecture design and management. He was a Senior Manager of the Systems Solutions group at Viewlogic Systems, where he was responsible for managing the development and delivery of E-CAD Solutions to the Systems market. Mr. Shavit was Director of Product Testability at Kendall Square Research, a pioneering parallel supercomputing company. Mr. Shavit was a co-founder and Vice President of Engineering at Clarity Systems, a VLSI-CAD vendor, where he worked on the product’s architecture and managed its development. Mr. Shavit has a B.Sc. in Physics from Tel-Aviv University, and was a Visiting Scientist at IBM’s Thomas J. Watson Research Center in Yorktown Heights, New York, working on massively parallel supercomputer development.

Meeting Attendance

During the fiscal year ended December 31, 2006, the Board of Directors held ten meetings and acted by written consent four times.  All directors attended each meeting, except David Mann, who missed one meeting.  During 2006, our directors, other than Mr. Poole, received compensation for service to GlobalSCAPE as a director.  See “Executive Compensation — Compensation of Directors.”  Directors also received reimbursement of travel expenses to attend meetings of the Board of Directors.  GlobalSCAPE encourages, but does not require, directors to attend the annual meeting of stockholders.  At GlobalSCAPE’s 2006 Annual Meeting, all members of the Board were present.

Board Independence

A majority of the members of the Board of Directors, as well as all members of the Audit, Compensation, and Nominating and Governance Committees, are “independent,” as currently defined by the Securities and Exchange Commission and the listing standards of the American Stock Exchange.

Committees of the Board of Directors

Prior to 2006, GlobalSCAPE was a “controlled company” due to more than 70% of the voting shares being held by Messers. Brown and Mann.  As a result of a private placement transaction consummated in November 2006, GlobalSCAPE is no longer a controlled company.  During the fourth quarter of 2006, GlobalSCAPE’s Board formed the Audit, Compensation, and Nominating and Governance Committees.

The Audit Committee, which consists of Messers. Mann, Morgan and Renfro, did not meet during 2006 since the committee was not established until the fourth quarter.  The Board of Directors has determined that Mr. Renfro as defined by SEC rules, is an audit committee financial expert.  The Audit Committee Report, which begins on page 35, more fully describes the activities and responsibilities of the Audit Committee.

The Compensation Committee, which consists of Messers. Mann, Morgan and Renfro, met one time during 2006.  The Compensation Committee’s role is to establish and oversee GlobalSCAPE’s compensation and benefit plans and policies, administer its stock option plans, and review and approve annually all compensation decisions relating to GlobalSCAPE’s executive officers.  The Compensation Committee submits its decisions regarding executive compensation to the independent members of the Board for approval.  In the first quarter of each year,

Mr. Poole, the Chief Executive Officer, submits to the Compensation Committee his recommendations for salary adjustments and long-term equity incentive awards based upon his subjective evaluation of individual performance and his subjective judgment regarding each executive officer’s salary and equity incentives, for each executive officer except himself.  The Compensation Committee reviews and discusses the recommendations and has the sole authority to determine Mr. Poole’s base salary, bonus and equity incentives.  The agenda for meetings of the Compensation Committee is determined by its Chairman, Mr. Mann. Compensation Committee meetings are regularly attended by the Chief Executive Officer.  At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports the committee’s recommendations on executive compensation to the Board. The Company’s personnel support the Compensation Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities but has not, in the past, utilized the services of a third party consultant to review the policies and procedures with respect to executive compensation. The Compensation Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating and Governance Committee, which consists of Messers. Mann, Morgan and Renfro, did not meet during 2006.  The primary function of the Nominating and Governance Committee is to assist the Board in identifying, screening and recruiting qualified individuals to become Board members and determining the composition of the Board and its committees, including recommending nominees for annual stockholders meetings or to fill vacancies on the Board.

Each of the Board’s committees has a written charter, and copies of the charters are available for review on the Company’s website at www.globalscape.com.

Code of Ethics

GlobalSCAPE has adopted a Code of Ethics which applies to all of its employees, including the President and Chief Executive Officer and its Chief Financial Officer.  This Code is a statement of GlobalSCAPE’s high standards for ethical behavior, legal compliance and financial disclosure, and is applicable to all directors, officers and employees.  A copy of the Code of Ethics can be found in its entirety on GlobalSCAPE’s website at www.globalscape.com.  Additionally, should there be any changes to, or waivers from, GlobalSCAPE’s Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

Stockholder Communications with Board

The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors.  Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o The Corporate Secretary.  The Corporate Secretary has been instructed by the Board to promptly forward communications so received to the members of the Board of Directors.

Nominations

The Nominating and Governance Committee is the standing committee responsible for determining the slate of director nominees for election by stockholders, which the committee recommends for consideration by the Board.  All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting.  For positions on the Board created by a director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Amended and Restated Bylaws provides that a Director elected by the Board to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

The Nominating and Governance Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates.  The Nominating and Governance Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating and Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered.  A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his duties of loyalty and care.  Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance.  Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified.  The Nominating and Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through some other source.  When current Board members are considered for nomination for reelection, the Nominating and Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

The Nominating and Governance Committee will consider qualified candidates for possible nomination that are recommended by stockholders, for possible nomination.  Stockholders wishing to make such a recommendation may do so by sending the following information to the Nominating and Governance Committee, c/o Corporate Secretary at the address listed above:  (1) name of the candidate with brief biographical information and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.  Any such nomination must comply with the advance notice provisions of our Amended and Restated Bylaws.  These provisions are summarized under “Stockholder Proposals to be Presented At Next Annual Meeting” on page 36 of this document.

The Nominating and Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information.  This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used for further evaluation.  The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the information.

No candidates for director nominations were submitted to the Nominating and Governance Committee by any stockholder in connection with the 2007 Annual Meeting.

Compensation Committee Interlocks and Insider Participation

Prior to December 2006, the Board of Directors did not have a Compensation Committee and compensation matters were considered by the entire Board, including Mr. Poole, our Chief Executive Officer.  In December 2006, the Board appointed Messers. Morgan, Mann and Renfro to the Compensation Committee, all of whom are “independent” as currently defined by the Securities and Exchange Commission and the listing standards of the American Stock Exchange. There were no compensation committee interlocks during 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

GlobalSCAPE believes, based solely on its review of the copies of Section 16(a) forms furnished to it and written representations from executive officers and directors (and its ten percent stockholders), that all Section 16(a) filing requirements were fulfilled on a timely basis, with the following exceptions:

•                  Bernard Schneider filed a Form 3 on August 18, 2006, which included untimely reporting of his appointment as Chief Financial Officer and receipt of a Stock Option Grant on June 13, 2006.

•                  Phillip M. Renfro filed a Form 3 on February 13, 2007, which included untimely reporting of his appointment as a Director on September 20, 2006 and receipt of a Stock Option Grant on September 21, 2006.

•                  Frank M. Morgan filed a Form 3 on February 14, 2007, which included untimely reporting of his appointment as a Director on December 6, 2006 and receipt of a Stock Option Grant on December 6, 2006.

•                  Ellen Ohlenbusch filed a Form 3 on February 13, 2007, which included untimely reporting of her ownership resulting from the acquisition of Availl on September 22, 2006.

•                  Tsachi Chuck Shavit filed a Form 3 on February 14, 2007, which included untimely reporting of his ownership resulting from the acquisition of Availl on September 22, 2006.

In making this disclosure, GlobalSCAPE has relied solely on written representations of its directors and executive officers (and its ten percent stockholders) and copies of the reports that they have filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of April 16, 2007 by (i) each person known by GlobalSCAPE to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of GlobalSCAPE, (iii) the President, (iv) each of the named executive officers of GlobalSCAPE and (v) all executive officers and directors of GlobalSCAPE as a group.

	As of April 16, 2007
Name of Beneficial Owner	Number of Shares (1)(2)		Percentage of Class (2)
Thomas W. Brown, Director 2511 N. Loop 1604, Suite 203 San Antonio, TX 78258	5,811,233	(3)	33.7%

David L. Mann, Director 150 N. Loop 1604 East, Suite 202 San Antonio, TX 78258	1,908,000		11.1%

Sandra Poole-Christal, Marketing Consultant 6000 Northwest Pkwy, Suite 100 San Antonio, TX 78249	1,300,000		7.5%

T. Chuck Shavit, Chief Scientist 6000 Northwest Parkway, Suite 100 San Antonio, TX 78249	460,560		2.7%

Charles R. Poole, Director President & CEO 6000 Northwest Parkway, Suite 100 San Antonio, Texas 78249	440,666	(4)	2.6%

Jeffrey Gehring, Vice President of Sales 6000 Northwest Parkway, Suite 100 San Antonio, TX 78249	107,247	(5)	*

Philip M. Renfro, Director 28210 Steeple Chase Lane Fair Oaks Ranch, Texas 78015	20,000	(6)	*

Frank M. Morgan, Director 6100 Bandera Road, Suite 808 San Antonio, TX 78238	20,000	(6)	*

Bernard N. Schneider, Chief Financial Officer 6000 Northwest Parkway, Suite 100 San Antonio, TX 78249	53,000	(7)	*

Ellen Ohlenbusch, Vice President of Marketing 6000 Northwest Parkway, Suite 100 San Antonio, TX 78249	128,143		*

K. Earl Posey, Vice President of Investor Relations/Business Operations 6000 Northwest Parkway, Suite 100 San Antonio, TX 78249	33,000	(7)	*

SF Capital Partners, Ltd.(8)	1,200,000	7.0%

Michael A. Roth(8)	1,200,000	7.0%

Brian J. Stark(8)	1,200,000	7.0%

Zeke, LP(9)	1,200,000	7.0%

Edward Antoian(9)	1,200,000	7.0%

All directors and executive officers as a group (10 persons)	10,281,849	59.7%

* Denotes ownership of less than 1%.

(1)                                  To the knowledge of GlobalSCAPE, each stockholder named in the table has sole voting and investment power with respect to all shares of GlobalSCAPE common stock shown as beneficially owned by such stockholder unless otherwise stated. Shares of GlobalSCAPE common stock that are not outstanding but that may be acquired by a person upon exercise of options within 60 days are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such stockholder but are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other stockholder.

(2)                                  Includes 1,352,000 shares of common stock issued by GlobalSCAPE and 2,028,000 shares of common stock sold by Messers. Brown and Mann on November 16, 2006 in connection with the securities purchase agreement.  Does not include 1,352,000 shares of common stock issuable pursuant to warrants issued in connection with the securities purchase agreement which are not exercisable within 60 days.

(3)                                  Includes 20,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days.  Includes 650 shares owned by Mr. Brown’s spouse. Mr. Brown disclaims beneficial ownership of the shares owned by his spouse.

(4)                                  Includes 348,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days.

(5)                                  Includes 66,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days.

(6)                                  Includes 20,000 shares issuable upon exercise of presently exercisable options.

(7)                                  Includes 33,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days.

(8)                                  Does not include 480,000 shares issuable upon exercise of warrants issued in connection with the securities purchase agreement which are not exercisable within 60 days.  Michael A. Roth and Brian J. Stark are the Managing Members of Stark Offshore Management, LLC, which acts as the investment manager and has the sole power to direct the management of SF Capital Partners, Ltd.  Through Stark Offshore, Messers. Roth and Stark possess voting and dispositive power over all of the shares.  Messers. Roth and Stark disclaim beneficial ownership of all of such shares.  The address of SF Capital Partners, Ltd. is: c/o Stark Offshore Management, LLC, 3600 South Lake Drive, St. Francis, WI 53235.

(9)                                  Does not include 480,000 shares issuable upon exercise of warrants issued in connection with the securities purchase agreement which are not exercisable within 60 days.  Edward Antoian, in his capacity as the general partner of Zeke, L.P., has voting and investment control over the shares held by Zeke, L.P.  Mr. Antoian disclaims beneficial ownership of all of such shares.  The address of Zeke, L.P. is:  c/o Chartwell Investment Partners, 1235 Westlakes Drive, Suite 400, Berwyn, PA 19312.

Equity Compensation Plan Information

The following table gives aggregate information regarding grants under all equity compensation plans of GlobalSCAPE through December 31, 2006.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,832,640	$1.86	1,039,850
TOTAL	3,832,640	$1.86	1,039,850

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions in 2006

Robert Langenbahn, who is one of our Business Development Managers, earned $157,900 in base salary and commissions in 2006.  Mr. Langenbahn is the son-in law of Thomas W. Brown, our Chairman of the Board. Mr. Langenbahn’s compensation plan is the same as all other GlobalSCAPE employees who hold a similar position.

Policy Related to Related Person Transactions

In March 2007, our Board of Directors adopted a formal written related person transaction approval policy, which sets out GlobalSCAPE’s policies and procedures for the review, approval, or ratification of “related person transactions”.  For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement or relationship or any series of similar financial transactions, arrangements or relationships in which GlobalSCAPE is a participant and in which a related person has a direct or indirect interest, other than the following:

•              payment of compensation by GlobalSCAPE to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person”;

•              transactions available to all employees or all stockholders on the same terms;

•              purchases of supplies from GlobalSCAPE in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in GlobalSCAPE’s filings with the SEC; and

•              transactions, which when aggregated with the amount of all other transactions between the related person and GlobalSCAPE, involve less than $5,000 in a fiscal year.

Our Audit Committee is to approve any related person transaction subject to this policy before commencement of the related person transaction, provided that if the related person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment or rescission. The chairman of our Audit Committee has the authority to approve or take other actions in respect of any related person transaction that arises, or first becomes known, between meetings of the audit committee, provided that any action by the Chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related person transaction:

•              whether the terms are fair to GlobalSCAPE;

•              whether the transaction is material to GlobalSCAPE;

•              the role the related person has played in arranging the related person transaction;

•              the structure of the related person transaction; and

•              the interest of all related persons in the related person transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon GlobalSCAPE and the related person following certain procedures designated by the Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

We compensate our management through a combination of base salary, incentive bonuses and long-term equity based awards in the form of stock options which is designed to be competitive with those of a group of companies which we have selected for comparative purposes in order to attract and retain our executive officers while also creating incentives which will align executive performance with the long-term interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the Summary Compensation Table below, whom we sometimes refer to as our named executive officers or NEOs, and places in perspective the data presented in the tables and narrative that follow.

Our Compensation Committee

Our Compensation Committee approves, implements and monitors all compensation and awards to executive officers including the Chief Executive Officer, Chief Financial Officer and the other NEOs.  The Committee’s membership is determined by the Board of Directors and is composed of three non-management directors. The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion. During 2006, the Committee did not delegate any of its responsibilities.

The Committee periodically approves and adopts, or makes recommendations to the Board for, GlobalSCAPE’s compensation decisions (including the approval of grants of stock options to our named executive officers).  In the first quarter of each year, Mr. Poole, the Chief Executive Officer, submits his recommendations for salary adjustments and long-term equity incentive awards based upon his subjective evaluation of individual and company performance and his subjective judgment regarding each executive officer’s salary and long-term equity incentives, for each executive officer except himself, to the Compensation Committee.

The Compensation Committee reviewed all components of compensation for our executive officers, including salary, bonuses, long-term equity incentives, the dollar value to the executive and cost to GlobalSCAPE of all perquisites and all severance and change of control arrangements.  Based on this review, the Compensation Committee determined that the compensation paid to our executive officers reflected our compensation philosophy and objectives.

Compensation Philosophy and Objectives

Our underlying philosophy in the development and administration of GlobalSCAPE’s annual, incentive and long-term compensation plans is that our compensation system should be designed to attract and retain talented executives while also creating incentives which reward performance and align the interests of our NEOs with those of GlobalSCAPE’s stockholders.  Key elements of this philosophy are:

•                   Establishing base salaries which are competitive with the companies in our comparative group, within GlobalSCAPE’s budgetary constraints and commensurate with GlobalSCAPE’s salary structure.

•                   Rewarding our NEOs for outstanding company-wide performance as reflected by financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition.

•                   Providing equity-based incentives for our NEOs to ensure that they are motivated over the long-term to respond to GlobalSCAPE’s business challenges and opportunities as owners rather than just as employees.

Attracting and Retaining Executive Talent.

As a small company, we recognize that while we must pay salaries which help us to attract and retain talented executives who will help our company grow, we must do so within budgetary constraints. As a result, we generally set our base salaries at a level which is at the 25th percentile relative to a comparison group consisting of a list of San Antonio-based companies with a similar number of employees maintained by Salary.com. Salary.com is a national compensation benchmark subscription service with over 7,000 subscribers consisting of over 10 million employees that offer real time survey information on general industry positions that can be searched by revenue and company size.  We use this list because we believe that it provides us with a useful starting place in setting initial base salaries for our NEOs and we have chosen the 25th percentile because we believe it is reflective of our small size and budgetary constraints.  With respect to new NEOs, we take into account their prior base salary and annual cash incentives, as well as the contribution expected to be made by the new executive officer, our business needs and the role of the new NEO with GlobalSCAPE.  Annual adjustments are made based upon a “raise pool” which is subjectively determined by our Chief Executive Officer and approved by the Compensation Committee.

Rewarding Performance.

We reward outstanding performance with cash bonuses which are based on financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition. For more information on our bonus program, see the discussion below under “—Elements of Executive Compensation—Incentive Compensation.”

Aligning Executive and Stockholder Interests.

We believe that equity-based compensation provides an incentive to our NEOs to build value for our Company over the long-term and aligns the interests of our NEOs and stockholders.  We use stock options because we believe that options will generate value to the recipient only if our stock price increases during the term of the option.  The stock options granted to our NEOs vest solely based on the passage of time, other than in the event of a change of control.  We believe that time-vested equity awards encourage long-term value creation and executive retention because executives can realize value from such rewards only if they remain employed by us until the awards vest.

Elements of Executive Compensation

The compensation currently paid to GlobalSCAPE’s executive officers consists of three core elements: base salary, bonuses under a performance-based, non-equity incentive plan and stock option awards granted pursuant to our 2000 Employee Long-Term Equity Incentive Plan, which we refer to as the 2000 Employee Plan, plus other employee benefits generally available to all employees of GlobalSCAPE.  We believe these elements support our underlying philosophy of attracting and retaining talented executives while remaining within our budgetary constraints and also creating cash incentives which reward company-wide and individual performance and aligning the interests of our named executive officers with those of GlobalSCAPE’s stockholders by providing the named executive officers equity-based incentives to ensure motivation over the long-term.  We view the three core elements of compensation as related but distinct.  Although we review total compensation, we do not believe that significant compensation derived from one component should increase or reduce compensation from another component.  We determine the appropriate level for each component of compensation separately.  We have not adopted any formal or informal policies or guidelines for allocating compensation among long-term incentives and annual base salary and bonuses, between cash and non-cash compensation, or among different forms of non-cash compensation; however, we do consider the age, tenure and seniority of each named executive officer in making compensation decisions.

GlobalSCAPE does not have any other deferred compensation programs, other than for our CEO, or supplemental executive retirement plans and no perquisites are provided to GlobalSCAPE’s executive officers that are not otherwise available to all employees of GlobalSCAPE, and no perquisites are valued in excess of $10,000 per employee.

Base Salary.  In determining base salaries for the named executive officers of GlobalSCAPE, we aim to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals while remaining within our budgetary constraints.  We review the salary structure of GlobalSCAPE on an annual basis to ensure our competitiveness at the 25th percentile level.

The base salaries paid to our NEOs in 2006 are set forth below in the Summary Compensation Table.  For 2006, base salary cash compensation was $574,503 with our CEO receiving $162,512.  We believe that the salaries paid achieved our objectives.

Base salaries are adjusted on an annual basis.  During the fourth quarter of each year, our Chief Executive Officer subjectively determines a “raise pool” for the other NEOs and submits this amount to the Compensation Committee for its approval.  For 2006, the “raise pool” was a 4% increase over the base salary levels in 2005 and in 2007 the “raise pool” is 5%.  Among the factors considered by the chief executive officer are the achievement of established financial goals for sales revenue and net income.  Raises for our chief executive officer are governed by the terms of his employment agreement.  Mr. Poole’s employment agreement provides for annual raises of $25,000 on each anniversary of Mr. Poole’s employment agreement (July 1 of each year during the term).  The full amount of these increases is deposited into a deferred payment account for Mr. Poole.  For more information on Mr. Poole’s employment agreement, see “—Employment Agreements and Potential Payments upon Termination or Change in Control.”

Incentive Compensation.  GlobalSCAPE’s current bonus plan was adopted by our Board of Directors in 2005.  The purpose of the bonus plan is to create financial incentives for our named executive officers that are tied directly to financial or other goals that best reflect their respective duties and responsibilities or the achievement of certain goals determined at the time the NEO was hired.  The Compensation Committee may, at its discretion, increase or decrease bonuses but did not do so in 2006.

Mr. Poole. Under his employment agreement, Mr. Poole is paid a bonus equal to 2% of our net income. We believe that this formula best reflects Mr. Poole’s duties and responsibilities as our CEO since it includes both a reflection of  sales revenue, which we believe is the best measure of our ability to continue growing our business, and whether we are properly managing our business by containing costs.

Mr. Schneider. At the time he was hired in 2006, Mr. Schneider and the Board agreed that he would receive bonus payments, if any, based upon the successful closing of an acquisition ($7,500), the completion of a securities offering ($15,000) and the achievement of the listing of our common stock on a national securities exchange ($7,500). Mr. Schneider earned a bonus for the acquisition of Availl and for the completion of a private placement transaction in November 2006 ($22,500).

Mr. Farar. Mr. Farar was not eligible for a bonus while he was employed by us.

Mr. Gehring. Mr. Gehring’s bonus is based upon the achievement of certain revenue goals and the amount of sales dollars collected which we believe are the best measures of his performance in his role as Vice President of Sales. Bonuses are paid if more than 80% of the target sales quotas are achieved.  The amount of the bonus is $5,000 if 100% of the sales quotas are met and a multiplier of 2 is used for each percentage point above or below 100%.  For example, if 106% of the sale quota is attained, the bonus is equal to $5,600 (5,000 times 1.12) or if 84% of the sales quota is attained, the bonus is equal to $3,400 (5,000 times 0.68).  The quarterly sales quotas in 2006 were:

Quarter	Quota	Amount of Bonus	Actual Percentage
1	$990,685	$8,358	134%
2	1,073,347	12,296	173%
3	1,189,138	7,150	122%
4	1,163,476	11,854	169%

Additionally Mr. Gehring receives 2% of collected sales by all sales persons for all non-internet sales (except for sales of Cascade Server).  Mr. Gehring received a bonus of $39,658 as a result of GlobalSCAPE’s collected sales.

Mr. Barton. Mr. Barton has chosen not to participate in any bonus plan.

Mr. Lagmark. Mr. Lagmark’s bonus was calculated in a manner similar to that of Mr. Gehring.

Mr. Posey.  Mr. Posey’s bonus is based on the current annual revenue of any entity, business unit, or product acquired by GlobalSCAPE at the rate of $10,000 per $1 million of revenue earned by such entity, unit or product in the twelve months preceding the acquisition.  Mr. Posey’s bonus of $23,143 in 2006 was based upon the revenues of Availl for the twelve months preceding the acquisition in September 2006.

Long-Term Equity Incentive Plan.  GlobalSCAPE’s 2000 Employee Plan, which was approved by our stockholders in 2000, authorizes us to grant incentive stock options, non-qualified stock options and shares of restricted stock to our named executive officers, as well as to all employees of GlobalSCAPE. A total of 3,660,000 shares of common stock are reserved for issuance under this plan.  We use stock options as a form of long-term compensation because we believe that stock options motivate our executive officers to exert their best efforts on behalf of our stockholders and align the interests of our named executive officers with our stockholders.  Vesting is accelerated in certain events described under “—Employment Agreements and Potential Payments Upon Termination or Change in Control.”

The purposes of this plan are to employ and retain qualified and competent personnel and to promote the growth and success of GlobalSCAPE, which can be accomplished by aligning the long-term interests of the executive officers with those of the shareholders by providing the executive officers an opportunity to acquire an equity interest in GlobalSCAPE.  All grants are made with an exercise price equal to the closing price of our common stock on the date of grant.  Each of our NEOs, other than Mr. Poole, was granted options to purchase 100,000 shares which vest over three years on his hiring date.  Each is eligible to receive new grants at the discretion of the Compensation Committee but not less often than every 24 months.  The amount of additional grants may be up to an additional 100,000 options with the exact number determined at the Compensation Committee’s and the Board’s discretion and based upon input from the CEO.  We do not time stock option grants in coordination with the release of material non-public information.  Mr. Poole was granted options to purchase 150,000 shares when he first was employed by the Company in 2004, and an additional 300,000 options when he was named CEO in 2005.

Other Employee Benefits.  GlobalSCAPE’s executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and long-term disability insurance, in each case on the same basis as other employees.  GlobalSCAPE’s executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees.  GlobalSCAPE’s Board of Directors, at its sole discretion, may authorize GlobalSCAPE to match (in part or in whole) the contributions of each employee to the 401(k) plan during a given year; GlobalSCAPE contributions may be in the form of cash, shares of common stock or a combination of both.

Compensation Committee Report

The Compensation Committee of GlobalSCAPE has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee.

David L. Mann, Chairman

Frank M. Morgan

Phillip M. Renfro

Summary Compensation Table

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2006, that GlobalSCAPE paid to each of its named executive officers.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)		Total ($)
Charles R. Poole, President and Chief Executive Officer	2006	162,512	(3)(4)		33,834	55,099	2,829	(5)	254,274
Jeff Gehring, Vice President of Sales	2006	70,000			4,237	165,659			235,985
Stefan Lagmark, Former Vice President of Marketing	2006	118,247	(6)		—	67,552			185,799
Tim Barton, Vice President of Operations	2006	108,330			62,497	—			170,827
Bernard Schneider Vice President, Chief Financial Officer and Treasurer	2006	72,917	(7)		57,181	22,500			152,598
Thomas Farar, Former Chief Financial Officer	2006	42,497			—	—			42, 497
K. Earl Posey, Vice President of Investor Relations/Business Operations	2006	80,000			64,108	23,143			167,251

(1)                       The amounts in this column include any salary contributed by the named executive officer to GlobalSCAPE’s 401(k) plan.

(2)                       The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123R, for options granted to the named executive officer and includes amounts from awards granted in years prior to 2006.  See notes 1 and 9 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2007 for the discussion of all assumptions made in the calculation of this amount set forth elsewhere in this proxy.

(3)                       Includes $37,512 in deferred compensation paid to Mr. Poole pursuant to his employment agreement.

(4)                       Reflects amount payable pursuant to Mr. Poole’s employment agreement.

(5)                       Reflects earnings on amounts deferred pursuant to Mr. Poole’s employment agreement.

(6)                       Mr. Lagmark terminated his employment in May 2006. As part of an agreement relating to this termination, GlobalSCAPE agreed to pay his base compensation for the remainder of 2006.

(7)                       Includes $500.00 deferred by Mr. Schneider.

Grants of Plan-Based Awards

The following table provides information with regard to potential cash bonuses paid or payable in 2006 under our performance-based, non-equity incentive plan, and with regard to each stock option granted to each named executive officer during 2006.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards					All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Options Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)		Maximum ($)
Charles R. Poole(2)	n/a	—	29,000	(3)	n/a	(6)	—		—	—
Bernard Schneider	6/13/2006	—	30,000	(4)	—	(4)	100,000	(5)	3.00	254,000
Jeff Gehring	n/a	12,000	94,000	(3)	n/a	(6)	—			—
Tim Barton	3/2/2006	—	—		—		100,000	(5)	2.62	210,000
Stefan Lagmark	n/a	12,000	94,000	(3)	n/a	(6)	—		—	—
Thomas Farar	n/a	—	—		—		—		—	—
K. Earl Posey	1/3/06		—	(7)	—	(7)	100,000	(5)	1.10	216,000

(1)                       Reflects the grant date fair value of the awards computed in accordance with FAS 123R. See notes 1 and 9 to the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2007 for the discussion of all assumptions made in the calculation of this amount set forth elsewhere in this proxy.

(2)                       Mr. Poole’s bonus is determined under the terms of his employment agreement which provides that he receives a bonus equal to 2% of GlobalSCAPE’s net income.

(3)                       Because the amount of this payment was not determinable on the date of grant, the amount included is a representative amount which equals the amount that the named executive officer would have been granted in 2006 based on GlobalSCAPE’s 2005 results of operations.

(4)                       Because the amount of this payment was not determinable on the date of grant and is based upon the occurrence of three defined events (acquisition closings, completion of a securities offering and the achievement of the listing of our common stock on a national securities exchange), the amount included is a representative amount which equals the amount based upon the Board’s expectation at the time Mr. Schneider was hired in 2006.  Based on events that did occur in 2006, Mr. Schneider actually earned $22,500.  Please see the discussion under “Compensation Discussion and Analysis — Elements of Executive Compensation —Incentive Compensation” for more information beginning on page 16.

(5)                       Options vest over the three years following the grant date as long as the grantee is employed at GlobalSCAPE with 33% vesting at the end of years one and two, and 34% vesting at the end of year three.

(6)                       There is no maximum amount payable for awards under the bonus plans applicable to Messers. Poole, Gehring and Lagmark.  The amount set forth under “Target” is a representative amount which equals the amount that Messers. Poole, Gehring and Lagmark would have earned in 2006 based on GlobalSCAPE’s 2005 results.  Please see the discussion under “Compensation Discussion and Analysis — Elements of Executive Compensation —Incentive Compensation” for more information.

(7)                       This amount was not determinable on the date of grant because Mr. Posey’s position was created at the beginning of 2006 and his bonus amount depends upon acquisitions of products or companies which we had not previously accomplished in the years prior to 2006.  Mr. Posey was paid a bonus of $23,143 for his performance in 2006.  Please see the discussion under “Compensation Discussion and Analysis — Elements of Executive Compensation —Incentive Compensation” for more information.

Relationship of Salary and Annual Incentive Compensation to Total Compensation

The following table sets forth the relationship of salary and annual incentive compensation to total compensation for each of our CEO, CFO and the remaining NEOs.

Name	% of Salary to Total Compensation	% of Annual Cash Incentive Payment to Total Compensation
Charles R. Poole	63.91	21.67
Bernard Schneider	47.78	14.74
Thomas Farar	100	—
Jeff Gehring	29.66	70.20
Tim Barton	63.42	—
Stefan Lagmark	63.64	36.36
K. Earl Posey	47.83	13.84

Employment Agreements and Potential Payments Upon Termination or Change in Control

GlobalSCAPE has an employment agreement with its President and Chief Executive Officer, Charles R. Poole. The term of the agreement began on July 1, 2005 and continues until December 31, 2008, unless terminated earlier. Beginning in July 2005, Mr. Poole started receiving a bi-weekly base salary of $5,769.69, less $962.00 which is deposited into an investment account held in the Company’s name (the “Deferred Pay Account”). The bi-weekly base salary increases each July 1st beginning July 1, 2006 during the term of employment by $962.00, provided however that such increase will be deposited in the Deferred Pay Account. Amounts in the Deferred Pay Account earn 6% per annum and will be distributed to Mr. Poole on December 31, 2008, or upon Mr. Poole’s death, disability or termination of his employment due to a change in control. On a quarterly basis, following the completion of a quarterly review or annual audit, as applicable, of the Company’s most recently completed quarter, the Company pays a bonus equal to 2% of net income reflected on the Company’s operating statements for such completed quarter to Mr. Poole. If Mr. Poole’s employment is terminated prior to the end of the quarter, no bonus will accrue for the quarter. The Employment Agreement also provides for certain benefits related to group health, life and disability programs, participation in the Company’s 401(k) and any other retirement or savings plans made available to the Company’s other executives and officers, and the reimbursement of expenses related to the performance of his duties. If Mr. Poole’s employment is terminated prior to December 31, 2008, the circumstances of such termination will determine the nature and amount of any separation payments and funds to be paid from the Deferred Pay Account, including additional funds if a change in control takes place. Mr. Poole received a grant of 300,000 incentive stock options in connection with the Employment Agreement at $0.31 per share. The options vest 33% on each of the first and second anniversary of the grant date and 34% on the third anniversary of the grant. The options become fully vested and exercisable upon certain change in control events. The options expire on the 10th anniversary of the date of the grant. The Employment Agreement also contains customary covenants by Mr. Poole regarding assignment of inventions, confidentiality, non-competition and non-solicitation of employees and customers of the company.

Under Mr. Poole’s option agreement, “Change of Control” means the occurrence of any of the following events:

(i)            any “person” as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than the Company, the Brown and Mann Joint Venture, a Texas General Partnership (“Brown and Mann Joint Venture”) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the Brown and Mann Joint Venture or Thomas W. Brown) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities;

(ii)           during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into any agreement with the Company to effect a transaction described in subsection (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination by the Board for election by the stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board;

(iii)          the stockholders of the Company approve a merger, consolidation or reorganization of the Company with any other corporation (other than a merger, consolidation, or reorganization with any company owned directly or indirectly by the Brown and Mann Joint Venture or Thomas W. Brown or a merger, consolidation or reorganization which would result in the stockholders of the Company immediately before such merger, consolidation or reorganization, owning, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization; or

(iv)          the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.  Notwithstanding anything to the contrary herein, a Change of Control shall not be deemed to occur as a result of an acquisition of Company securities or assets by the Brown and Mann Joint Venture, Thomas W. Brown, or any consolidation, merger or exchange of securities.

The following table sets forth the compensation that Mr. Poole would have received if his employment had been terminated on December 31, 2006:

Termination and Change in Control Payments Table

Type of Benefit	Before Change in Control Termination w/o Cause or w/Cause ($)	Termination Upon Death or Disability ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Death / Disability ($)
Deferred Compensation	0	40,341	75,024	75,024	75,024
Options(1)	517,000	517,000	1,165,000	517,000	517,000

(1)                       The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2006 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited.

Additionally, upon a change in control of GlobalSCAPE, all outstanding stock options will immediately become exercisable.  The following table sets forth the compensation that Mr. Schneider would have received if there had been a change of control on December 31, 2006:

Termination and Change in Control Payments Table

Type of Benefit	Before Change in Control Termination w/o Cause or w/Cause ($)	Termination Upon Death or Disability ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Death / Disability ($)
Deferred Compensation	500	500	500	500	500
Options(1)	0	0	0	0	0

(1)                       The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2006 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited.

The following table sets forth the compensation that Mr. Gehring would have received if there had been a change of control on December 31, 2006:

Termination and Change in Control Payments Table

Type of Benefit	Before Change in Control Termination w/o Cause or w/Cause ($)	Termination Upon Death or Disability ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Death / Disability ($)
Deferred Compensation	0	0	0	0	0
Options(1)	180,000	180,000	270,000	180,000	180,000

(1)                       The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2006 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited.

The following table sets forth the compensation that Mr. Barton would have received if there had been a change of control on December 31, 2006:

Termination and Change in Control Payments Table

Type of Benefit	Before Change in Control Termination w/o Cause or w/Cause ($)	Termination Upon Death or Disability ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Death / Disability ($)
Deferred Compensation	0	0	0	0	0
Options(1)	0	0	23,000	0	0

(1)                       The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2006 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited.

The following table sets forth the compensation that Mr. Posey would have received if there had been a change of control on December 31, 2006:

Termination and Change in Control Payments Table

Type of Benefit	Before Change in Control Termination w/o Cause or w/Cause ($)	Termination Upon Death or Disability ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Death / Disability ($)
Deferred Compensation	0	0	0	0	0
Options(1)	0	0	175,000	0	0

(1)                       The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2006 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited.

No other current NEO has an employment agreement.  Mr. Lagmark had an employment agreement which was terminated.

Outstanding Equity Awards At Fiscal-Year End

The table below contains certain information concerning outstanding option awards at December 31, 2006 for our named executive officers.  None of the named executive officers had outstanding stock awards at December 31, 2006.

OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date
Charles R. Poole	100,000	50,000	0.16	2014
	100,000	200,000	0.31	2015
Bernard Schneider	—	100,000	3.00	2016
Thomas Farar	—	—	—	—
Jeff Gehring	66,000	34,000	0.15	2014
Tim Barton	0	100,000	2.62	2016
Stefan Lagmark	—	—	—	—
K. Earl Posey	33,000	67,000	1.10	2016

Option Exercises And Stock Vested

The table below contains certain information concerning exercises of stock options and other stock awards during the fiscal year ended December 31, 2006, by our named executive officers.

OPTION AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Thomas Farar	33,000	97,350
Stefan Lagmark	24,750	69,919

(1)                      The value realized on exercise is the aggregate excess over the fair market value of the option at the time of the exercise and the grant price of the option times the number of options exercised.

Pension Benefits

GlobalSCAPE does not sponsor any pension benefit plans and none of the named executive officer’s contribute to such a plan.

Non-Qualified Deferred Compensation

GlobalSCAPE does not sponsor any non-qualified defined compensation plans or other non-qualified deferred compensation plans other than the non-qualified deferred compensation arrangement for Mr. Poole pursuant to his employment agreement, which is described under “—Employment Agreements and Potential Payments Upon Termination or Change in Control.”  Mr. Schneider deferred $500.00 of his compensation at his election in 2006.  The following table sets forth certain information regarding Mr. Poole’s and Mr. Schneider’s deferred compensation:

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Charles R. Poole	37,512	0	2,829	0	52,488
Bernard Schneider	500	0	0	0	500

Compensation of Directors

The Board of Directors has the authority to determine the amount of compensation to be paid to its members for their services as directors and committee members and to reimburse directors for their expenses incurred in attending meetings. Prior to December 2006, our Board of Directors made all executive compensation decisions. In December 2006, the Board formed a Compensation Committee consisting of Messers. Mann, Morgan and Renfro, all of whom are “independent” as currently defined by the Securities and Exchange Commission and the listing standards of the American Stock Exchange.

During 2005, none of our directors were compensated for their service as directors of GlobalSCAPE. In 2006, with the addition of two new Board members, Messers. Morgan and Renfro, we began to compensate our non-employee directors. Each of our non-employee directors received an option grant of 20,000 shares of our common stock and is paid a quarterly fee of $3,000. In addition, Mr. Renfro receives an additional fee of $1,000 per quarter for serving as chairman of the Audit Committee.

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2006 that GlobalSCAPE paid to each director.  GlobalSCAPE does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for our directors; therefore, these columns have been omitted from the following table.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Thomas W. Brown	3,000	43,000	46,000
David L. Mann	3,000	43,000	46,000
Frank M. Morgan	3,000	39,400	42,400
Phillip M. Renfro	4,000	51,400	55,400

(1)                       This column represents the amounts paid in cash to each director.

(2)                       The amounts in this column represent the dollar amount recognized for financial statement purposes for the years ended December 31, 2006, computed in accordance with FAS 123R, and thus includes amounts from awards granted prior to 2006.  See notes 1 and 9 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2007 for the discussion of all assumptions made in the calculation of this amount set forth elsewhere in this proxy.  The grant date fair value of these awards computed in accordance with FAS 123R was $176,800.

The table below contains certain information concerning outstanding option awards at December 31, 2006 for each of the directors.  None of the named directors had outstanding stock awards at December 31, 2006.

Outstanding Equity Awards at Fiscal-Year End Table

Name	Option Awards
Thomas W. Brown	20,000
David L. Mann	20,000
Frank M. Morgan	20,000
Phillip M. Renfro	20,000

Each of these options was immediately vested.

PROPOSAL TWO
APPROVAL OF 2006 NON-EMPLOYEE DIRECTORS LONG-TERM EQUITY INCENTIVE PLAN

General.  On December 19, 2006, subject to stockholder approval, the GlobalSCAPE Board of Directors adopted the GlobalSCAPE, Inc. 2006 Non-Employee Directors Long-Term Equity Incentive Plan which we refer to as the 2006 Directors Plan, the full text of which is set forth in Appendix A to this Proxy Statement.  The following summary of the 2006 Directors Plan is qualified in its entirety by reference to Appendix A. The effectiveness of the 2006 Directors Plan is subject to approval by GlobalSCAPE stockholders.

Purpose.  The purposes of the 2006 Directors Plan are to attract and retain members of the Board of Directors and to promote the growth and success of GlobalSCAPE by aligning the long-term interests of the Board of Directors with those of GlobalSCAPE’s stockholders by providing an opportunity to acquire an interest in GlobalSCAPE and by providing both rewards for exceptional performance and long term incentives for future contributions to the success of GlobalSCAPE.

Administration and Eligibility.  The 2006 Directors Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors and authorizes the Board to grant non-qualified stock options or issue restricted stock to those persons who are non-employee directors of GlobalSCAPE, including advisory directors of GlobalSCAPE, which currently amounts to a total of four people.

Shares Reserved and Awards.  The 2006 Directors Plan reserves 500,000 shares of GlobalSCAPE common stock, subject to adjustment following certain events, as discussed below.  If an award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undeliverable shares which were subject thereto shall, unless the 2006 Directors Plan shall have been terminated, become available for future awards under the 2006 Directors Plan.  The 2006 Directors Plan provides that each year, at the conclusion of   GlobalSCAPE’s annual stockholder’s meeting, each non-employee director shall be granted or issued awards of 20,000 shares of GlobalSCAPE common stock, for participation in Board and Committee meetings during the previous calendar year.  The maximum annual award for any one person is 20,000 shares of GlobalSCAPE common stock.  If options, as opposed to shares, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the grant while the option terms and vesting schedules are at the discretion of the Committee.

Option Exercise.  An option is exercised when proper notice of exercise has been given to GlobalSCAPE, or the brokerage firm or firms approved by GlobalSCAPE, if any, to facilitate exercises and sales under the 2006 Directors Plan and full payment for the shares with respect to which the option is exercised has been received by GlobalSCAPE or the brokerage firm or firms, as applicable.  The consideration to be paid and the method of payment, shall be determined by the Committee and may include:  (i) a cashless exercise, whereby the exercise price is paid to GlobalSCAPE from the proceeds of a same-day sale of a portion of the stock underlying the option; (ii) cash; and (iii) tender of shares of common stock owned by the participant.  Option shares used to pay the exercise price shall be valued at their fair market value on the exercise date.  Payment of the aggregate exercise price by means of tendering previously-owned shares of common stock shall not be permitted when the same may, in the reasonable opinion of GlobalSCAPE, cause GlobalSCAPE to record a loss or expense as a result thereof.

Stockholder Rights.  Except as otherwise provided in the 2006 Directors Plan, until the issuance of the share certificates evidencing the award shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the award shares.

Transferability of Awards.  An award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant, unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

Termination of Awards.  Unless otherwise provided in the applicable award agreement or any severance agreement, vested awards granted under the 2006 Directors Plan shall expire, terminate, or otherwise be forfeited as follows:

(i)                                     three (3) months after the date the Company delivers a notice of termination of a Participant’s Active Status, other than in circumstances covered by (ii), (iii) or (iv) below;

(ii)                                  immediately upon termination of a Participant’s Active Status for Misconduct;

(iii)                               twelve (12) months after the date of the death of a Participant whose Active Status terminated as a result of his or her death; and

(iv)                              thirty-six (36) months after the date on which the Participant ceased performing services as a result of Retirement.

Effect of Change of Control.  The 2006 Directors Plan provides, unless otherwise provided in the most recently executed agreement between the plan participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems, that upon the occurrence of a Change in Control (as defined therein), awards of a plan participant shall be “accelerated”, meaning any and all nonqualified stock options shall become fully vested and exercisable, and any restriction periods and restrictions imposed on restricted stock shall lapse.

U.S. Federal Tax Consequences.

Options.  Participants will not recognize taxable income at the time an option is granted under the 2006 Directors Plan unless the option has a readily ascertainable market value at the time of the grant. The Board understands that options to be granted under the 2006 Directors Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option.  The difference between the fair market value of the shares at the time an option is exercised and the option price generally will be treated as ordinary income to the optionee, in which case GlobalSCAPE will be entitled to a deduction equal to the amount of the optionee’s ordinary income.

Restricted Stock.  A participant who receives a grant of restricted stock who does not elect to be taxed at the time of grant will not recognize income upon an award of shares of common stock, and GlobalSCAPE will not be entitled to a deduction until the termination of the restrictions.  Upon such termination, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock at the time (less any amount paid by the employee for such shares), and GlobalSCAPE will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the participant may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions.  In that event, GlobalSCAPE will be entitled to a deduction in such year and in the same amount.  Any gain or loss recognized by the participant upon subsequent disposition of the stock will be capital in nature.

Amendments.  GlobalSCAPE’s Board or the Committee may amend or terminate the 2006 Directors Plan from time to time in such respects as the Board may deem advisable (including, but not limited, to amendments which the Board deems appropriate to enhance GlobalSCAPE’s ability to claim deductions related to stock option exercises); provided, that to the extent required by the Internal Revenue Code of 1986, as amended, or the rules of the AMEX, such other exchange upon which GlobalSCAPE common stock is either quoted or traded, or the SEC, stockholder approval shall be required for any material amendment of the 2006 Directors Plan.  Subject to the foregoing, it is specifically intended that the Board or Committee be able to amend the 2006 Directors Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the 2006 Directors Plan or any award agreement.

Adjustments.  If the outstanding shares of GlobalSCAPE common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of GlobalSCAPE or of another corporation, or if the number of such shares of common stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of common stock reserved for the purposes of the 2006 Directors Plan, whether or not such shares are at the time subject to outstanding awards, the number and kind of shares of stock or other securities or property into which each outstanding share of common stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be.  Outstanding awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of GlobalSCAPE’s common stock, or of any stock or other securities or property into which such common stock shall have been changed, or for which it shall have been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of the 2006 Directors Plan, or in any award previously granted or which may be granted under the 2006 Directors Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the 2006 Directors Plan.

In addition, the Committee shall have the power, in the event of any merger or consolidation involving GlobalSCAPE to amend all outstanding awards to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation and to terminate each such award as of such effective date.

Although the benefits and amounts that will be received by the Non-Executive Director Group are not determinable, the benefits and amounts which would have been received by the Non-Executive Director Group for the last completed fiscal year if the 2006 Directors Plan had been in effect are provided in the table below:

New Plan Benefits
2006 Non-Employee Directors Long-Term Equity Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Shares
Non-Executive Director Group	$236,000	80,000
Thomas W. Brown	$59,000	20,000
David L. Mann	$59,000	20,000
Frank M. Morgan	$59,000	20,000
Phillip M. Renfro	$59,000	20,000

(1)             Calculated by multiplying the number of shares by the closing price for GlobalSCAPE common stock on the OTC Bulletin Board on June 1, 2006, the date of the first Board of Directors meeting immediately following the 2006 Annual Stockholders Meeting.

Effectiveness. Upon effectiveness, the 2006 Directors Plan shall remain in effect until the tenth anniversary of the effective date or until terminated under the terms of the plan or extended by an amendment approved by GlobalSCAPE stockholders.

Votes Required. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the annual meeting is necessary to approve the 2006 Non-Employee Directors Long-Term Equity Incentive Plan. The enclosed form of proxy provides a means for stockholders to vote for the approval of the 2006 Directors Plan, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the 2006 Directors Plan.  Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

The Board of Directors recommends a vote “FOR” the approval of the 2006 Non-Employee Directors Long-Term Equity Incentive Plan.

PROPOSAL THREE
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors has selected PMB Helin Donovan, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007.  Although stockholder ratification is not required, the Board of Directors has directed that the selection of PMB Helin Donovan, LLP be submitted to the stockholders for ratification at the annual meeting.  PMB Helin Donovan, LLP provided audit services to GlobalSCAPE for the years ended December 31, 2004, 2005 and 2006.  A representative of PMB Helin Donovan, LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

In connection with the audits of GlobalSCAPE for the last three fiscal years, there were no disagreements with PMB Helin Donovan, LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures, which if not resolved to the satisfaction of PMB Helin Donovan, LLP would have caused PMB Helin Donovan, LLP to make reference to the subject matter of the disagreement(s) in connection with its reports.  Also, during the relevant period there were no reportable events as described in Item 304(a)(i)(v) of the SEC’s Regulation S-K.

The affirmative vote of the holders of a majority of the votes cast is required to ratify the selection of PMB Helin Donovan, LLP.  In the event the stockholders fail to ratify the appointment, the Board may reconsider its appointment for this year.  Even if the appointment is ratified, the Board, in its discretion, may, if circumstances dictate, direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PMB HELIN DONOVAN, LLP AS INDEPENDENT PUBLIC AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees.  The aggregate fees billed for professional services rendered by PMB Helin Donovan, LLP for the audit of GlobalSCAPE’s annual financial statements for the years ended December 31, 2006 and December 31, 2005, for the audit of GlobalSCAPE’s internal controls over financial reporting for the year ended December 31, 2006 and December 31, 2005, and the reviews of the condensed financial statements included in GlobalSCAPE’s quarterly reports on Form 10-Q for the years ended December 31, 2006 and December 31, 2005, were $70,000 and $44,095, respectively.

Audit-Related Fees.  The aggregate fees billed by PMB Helin Donovan, LLP for assurance and related services that were reasonably related to the performance of the audit or review of GlobalSCAPE’s financial statements and are not reported in “audit fees” above, for the years ended December 31, 2006 and December 31, 2005, were $50,327 and $0, respectively.  These fees were for services provided by PMB Helin Donovan related to the audit of Availl, Inc. for the years ended December 31, 2005 and 2006 and for the review of Availl, Inc. financial statements during interim periods in 2006 and for work through the end of 2006 in relation to GlobalSCAPE’s registration statement on Form S-1 which became effective on April 16, 2007.

All Other Fees.  There were no aggregate fees billed for other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by PMB Helin Donovan, LLP during the years ended December 31, 2006 or December 31, 2005.

Consideration of Non-Audit Services Provided by the Independent Auditors.  The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining PMB Helin Donovan, LLP’s independence, and has concluded that the independence of such firm has been maintained.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee reviews GlobalSCAPE’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for engaging independent auditors to perform an independent audit of GlobalSCAPE’s consolidated financial statements in accordance with generally accepted accounting principles, to perform an independent audit of GlobalSCAPE’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and to issue reports thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of GlobalSCAPE’s financial statements, (ii) GlobalSCAPE’s independent auditors’ qualifications and independence, (iii) the performance of GlobalSCAPE’s independent auditors and (iv) GlobalSCAPE’s compliance with legal and regulatory requirements.

In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that GlobalSCAPE’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as amended.

In addition, the Committee discussed with the independent auditors the auditors’ independence from GlobalSCAPE and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee also discussed with GlobalSCAPE’s independent auditors the overall scope and plans for their respective audit. The Committee met the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of GlobalSCAPE’s internal controls, and the overall quality of GlobalSCAPE’s financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, the audited financial statements that were included in GlobalSCAPE’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to stockholder ratification, the selection of GlobalSCAPE’s independent auditors for fiscal year 2007.

This report is submitted by the members of the Audit Committee.

Phillip M. Renfro, Chairman
David L. Mann
Frank M. Morgan

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Under the rules of the Securities and Exchange Commission, stockholders who wish to include a proposal in our Proxy Statement for the 2008 Annual Meeting of Stockholders must submit their proposal so that the Secretary receives it no later than the close of business on December 15, 2007.  Any proposal received after December 15, 2007 is considered untimely.  The Securities and Exchange Commission rules set forth standards as to which stockholder proposals are required to be included in a proxy statement.  Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for a meeting of the stockholders other than a regularly scheduled annual meeting, the deadline is a reasonable time before the Company begins to print and mail its proxy materials.

Under our Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting.  A stockholder wishing to make a nomination for election to the Board of Directors or to have a proposal presented at an annual meeting must submit written notice of such nomination or proposal so that the Secretary receives it not less than 60 days (which for the 2008 meeting would be April 3, 2008) nor more than 90 days (which for the 2008 meeting would be March 4, 2008) prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of our next annual meeting is changed by more than 30 days from what is currently contemplated (which for the 2008 meeting would be June 2, 2008), stockholder proposals must be received no later than the 10th day following the date on which a notice of the date of the annual meeting is mailed or the date of the meeting is publicly announced.  Our Bylaws set forth certain informational requirements for stockholders’ nominations of directors and proposals.

AVAILABLE INFORMATION

We are a reporting company under the Securities Exchange Act of 1934, as amended, and file annual, quarterly and special reports and other information with the SEC.  You may read and copy any material that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain more information about the SEC’s Public Reference Room by calling 1-800-SEC-0330.  The SEC also maintains an Internet site that contains all of these reports and other information regarding our company and other issuers that file electronically with the SEC at http://www.sec.gov.  We also post links to our SEC filings at our web site at http://www.globalscape.com.

You may request a copy of GlobalSCAPE’s annual, quarterly and special reports, proxy statements and other information at no cost, including our annual report on Form 10-K, including financial statements and schedules thereto, for the year ended December 31, 2006, by writing or telephoning GlobalSCAPE at the following address:

Chief Financial Officer
GlobalSCAPE, Inc.
6000 Northwest Parkway, Suite 100
San Antonio, Texas  78249
(210) 308-8267

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that will be brought before the annual meeting.  However, if any other matter properly comes before the annual meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors,

Bernard Schneider

Secretary

Appendix A

GLOBALSCAPE, INC.

2006 NON-EMPLOYEE DIRECTORS LONG-TERM EQUITY INCENTIVE PLAN

GLOBALSCAPE, INC.

2006 NON-EMPLOYEE DIRECTORS LONG-TERM EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

PART I
PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES		A-3

SECTION 1.	Purpose of this Plan	A-41
SECTION 2.	Definitions	A-41
SECTION 3.	Administration of this Plan	A-43
SECTION 4.	Shares Subject to this Plan	A-44
SECTION 5.	Adjustments to Shares Subject to this Plan	A-45

PART II
TERMS APPLICABLE TO ALL AWARDS		A-7

SECTION 6.	General Eligibility; Maximum Annual Participant Award and Formula Awards	A-45
SECTION 7.	Procedure for Exercise of Awards; Rights as a Stockholder	A-45
SECTION 8.	Expiration of Awards	A-46
SECTION 9.	Effect of Change of Control	A-47

PART III
SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS		A-9

SECTION 10.	Grant, Terms and Conditions of Options	A-47
SECTION 11.	Grant, Terms and Conditions of Stock Awards	A-47

PART IV
TERM OF PLAN AND STOCKHOLDER APPROVAL		A-10

SECTION 12.	Term of Plan	A-48
SECTION 13.	Amendment and Termination of this Plan	A-48
SECTION 14.	Stockholder Approval	A-48

PART V
MISCELLANEOUS		A-10

SECTION 15.	Unfunded Plan	A-48
SECTION 16.	Representations and Legends	A-48
SECTION 17.	Assignment of Benefits	A-49
SECTION 18.	Governing Laws	A-49
SECTION 19.	Application of Funds	A-49
SECTION 20.	Right of Removal	A-49

GLOBALSCAPE, INC.

2006 Non-Employee Directors Long-Term Equity Incentive Plan

PART I

PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

SECTION 1.         Purpose of this Plan.  The purposes of this Plan are (a) to attract and retain members of the Board of Directors, and (b) to promote the growth and success of the Company’s business, (i) by aligning the long-term interests of the Company’s Directors with those of the Company’s stockholders by providing an opportunity to acquire an interest in the Company and (ii) by providing both rewards for exceptional performance and long term incentives for future contributions to the success of the Company and its Subsidiaries.

This Plan permits the grant of Nonqualified Stock Options or Restricted Stock, at the discretion of the Committee and as reflected in the terms of the Award Agreement.  Each Award will be subject to conditions specified in this Plan.

SECTION 2.         Definitions.  As used herein, the following definitions shall apply:

(a)           “Active Status” shall mean that the Director has not been removed from the Board for cause by the Company’s stockholders as provided in the Company’s Certificate of Incorporation, as amended, and Bylaws, as amended.

(b)           “AMEX” shall mean the American Stock Exchange.

(c)           “Award” shall mean any award or benefits granted under this Plan, including Options and Restricted Stock.

(d)           “Award Agreement” shall mean a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

(e)           “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(f)            “Board” shall mean the Company’s Board of Directors.

(g)           “Change of Control” shall mean the first day that any one or more of the following conditions shall have been satisfied:

(i)            the sale, transfer, or assignment to, or other acquisition by any other entity or entities, of all or substantially all of the Company’s assets and business in one or a series of related transactions;

(ii)           a third person, including a “group” as determined in accordance with Section 13(d) or 14(d) of the Exchange Act, obtains the Beneficial Ownership of Common Stock having thirty percent (30%) or more of the then total number of votes that may be cast for the election of members of the Board; or

(iii)          a cash tender or exchange offer, merger, consolidation, reorganization or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (each a “Transaction”) in connection with the Company, as a result of which the persons who are then members of the Board before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company after the Transaction.

(h)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i)            “Committee” shall mean the Compensation Committee appointed by the Board.

(j)            “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

(k)           “Company” shall mean GlobalSCAPE, Inc. a Delaware corporation, and any successor thereto.

(l)            “Director” shall mean a member of the Board and, except with respect to the ability to vote on any issues before the Board or the delegation of authority from the Board, shall also be deemed to include advisory directors.

(m)          “Effective Date” shall mean the date on which the Company’s stockholders have approved this Plan.

(n)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)           “Fair Market Value” shall mean the closing price per share of the Common Stock on the AMEX as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if AMEX is not or shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system upon which the Company elects to list or quote its shares of Common Stock.

(p)           “FLSA” shall mean the Fair Labor Standards Act of 1938, as amended.

(q)           “Independent Director” shall mean a Director who: (i) meets the independence requirements of the AMEX, or if the AMEX is not or shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system upon which the Company elects to list or quote its shares of Common Stock; (ii) qualifies as an “outside director” under Section 162(m) of the Code; (iii) qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act; and (iv) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of Shares to Non-Employee Directors.

(r)            “Maximum Annual Participant Award” shall have the meaning set forth in Section 6(b).

(s)           “Misconduct” shall mean the removal from the Board for cause.

(t)            “Nominating and Corporate Governance Committee” shall mean the Nominating and Corporate Governance Committee appointed by the Board.

(u)           “Non-Employee Director” shall mean a Director who is not a common law employee of the Company or any Subsidiary of the Company.

(v)           “Option” shall mean a stock option granted pursuant to Section 10 of this Plan.

(w)          “Optionee” shall mean a Participant who has been granted an Option.

(x)            “Participant” shall mean any Non-Employee Director granted an Award.

(y)           “Plan” shall mean this GlobalSCAPE, Inc. 2006 Non-Employee Directors Long-Term Equity Incentive Plan, including any amendments thereto.

(z)            “Reprice” shall mean the adjustment or amendment of the exercise price of Options or previously awarded whether through amendment, cancellation, replacement of grants or any other means.

(aa)         “Restricted Stock” shall mean a grant of Shares pursuant to Section 11 of this Plan.

(bb)         “Retirement” shall mean ceasing to be a Director pursuant to election by the Company’s stockholders or by voluntary resignation with the approval of the Board’s chair after having served continuously on the Board for at least six years.

(cc)         “SEC” shall mean the Securities and Exchange Commission.

(dd)         “Share” shall mean one share of Common Stock, as adjusted in accordance with Section 5 of this Plan.

(ee)         “Subcommittee” shall have the meaning set forth in Section 3(d).

(ff)           “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

SECTION 3.           Administration of this Plan.

(a)           Authority.  This Plan shall be administered by the Committee.  The Committee shall have full and exclusive power to administer this Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe.  Notwithstanding anything herein to the contrary, the Committee’s power to administer this Plan, and actions the Committee takes under this Plan, shall be limited by the provisions set forth in the Committee’s charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by either the full Board or a panel consisting of all of the Independent Directors of the Company.

(b)           Powers of the Committee.  Subject to the other provisions of this Plan, the Committee shall have the authority, in its discretion:

(i)            to determine the Participants, to whom Awards, if any, will be granted hereunder;

(ii)           to grant Options and Restricted Stock to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares, the number of Shares to be represented by each Award and the vesting schedule, the exercise price, the timing of such Awards, and to modify or amend each Award, with the consent of the Participant when required;

(iii)          to construe and interpret this Plan and the Awards granted hereunder;

(iv)          to prescribe, amend, and rescind rules and regulations relating to this Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that this Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of this Plan or any Award Agreement;

(v)           to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

(vi)          to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; and

(vii)         to make all other determinations deemed necessary or advisable for the administration of this Plan;

provided, that, no consent of a Participant is necessary under clauses (i) or (v) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 5.

(c)           Effect of Committee’s Decision.  All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any stockholder and all other persons.

(d)           Delegation.  Consistent with the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate its authority and duties under this Plan to one or more separate committees consisting of members of the Committee or other Directors who are Independent Directors (any such committee a “Subcommittee”), and such actions shall be treated for all purposes as if taken by the Committee; provided that the grant of Awards shall be made in accordance with parameters established by the Committee.  Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

SECTION 4.           Shares Subject to this Plan.

(a)           Reservation of Shares.  The shares of Common Stock reserved under this Plan shall be 500,000 shares of Common Stock.  If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless this Plan shall have been terminated, become available for future Awards under this Plan.  Without limiting the foregoing, unless this Plan shall have been terminated, Shares underlying an Award that has been exercised, either in part or in full, including any Shares that would otherwise be issued to a Participant that are used to satisfy any withholding tax obligations that arise with respect to any Award, shall become available for future Awards under this Plan except to the extent Shares were issued in settlement of the Award.  The Shares may be authorized but unissued, or reacquired shares of Common Stock.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

(b)           Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant.  Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

(c)           Securities Law Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Acts, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(d)           Substitutions and Assumptions.  The Board or the Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder.  The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

SECTION 5.           Adjustments to Shares Subject to this Plan.

(a)           Adjustments.  If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of Common Stock theretofore reserved for the purposes of this Plan, whether or not such shares are at the time subject to outstanding Awards, the number and kind of shares of stock or other securities or property into which each outstanding share of Common Stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be.  Outstanding Awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events.  If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of this Plan, or in any Award theretofore granted or which may be granted under this Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan.  In making any such substitution or adjustment pursuant to this Section 5, fractional shares may be ignored.

(b)           Amendments.  The Committee shall have the power, in the event of any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation with or into the Company, to amend all outstanding Awards to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation and to terminate each such Award as of such effective date.

(c)           No Other Adjustment.  Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.

PART II

TERMS APPLICABLE TO ALL AWARDS

SECTION 6.           General Eligibility; Maximum Annual Participant Award and Formula Awards.

(a)           Awards.  Awards may be granted only to Participants who are Non-Employee Directors.

(b)           Maximum Annual Participant Award.  The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed 20,000 shares of Common Stock (subject to adjustment as set forth in Section 5(a)) pursuant to the Awards to be granted pursuant to Section 6(c).

(c)           Formula Awards.  Each year at the conclusion of the Company’s annual stockholders meeting for that year, each Non-Employee Director at such time, shall be granted Awards of 20,000 shares of Common Stock (subject to adjustment as set forth in Section 5(a)), unless the Committee shall decide otherwise prior to such meeting.  The Awards granted pursuant to this Section 6(c) are intended to compensate each Non-Employee Director for that Non-Employee Director’s participation in Board and Committee meetings during the Company’s previous calendar year.  Any Non-Employee Director who leaves the Board (including ceasing to be an advisory Director) prior to the date of the Company’s annual stockholders meeting shall not be entitled to any Awards under this Section 6(c) and no newly elected Non-Employee Director shall be entitled to any Awards under this Section 6(c).

SECTION 7.           Procedure for Exercise of Awards; Rights as a Stockholder.

(a)           Procedure.  An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable.  The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company.  Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7(b) of this Plan.  The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Award.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 5 of this Plan.

(b)           Method of Payment.  The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including the method of payment, shall be determined by the Committee at the time of settlement and which forms may include (without limitation): (i) with respect to an Option, a request that the Company or the designated brokerage firm conduct a cashless exercise of the Option; (ii) cash; and (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Committee from time to time.  Shares used to pay the exercise price shall be valued at their Fair Market Value on the exercise date.  Payment of the aggregate exercise price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

(c)           Withholding Obligations.  To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Option or  Restricted Stock or any sale of Shares.  The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied.  These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant in accordance with rules established by the Committee from time to time.

(d)           Stockholder Rights.  Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

(e)           Non-Transferability of Awards.  An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

SECTION 8.           Expiration of Awards.

(a)           Expiration, Termination or Forfeiture of Awards.  Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested Awards granted under this Plan shall expire, terminate, or otherwise be forfeited as follows:

(i)            three (3) months after the date the Company delivers a notice of termination of a Participant’s Active Status, other than in circumstances covered by (ii), (iii) or (iv) below;

(ii)           immediately upon termination of a Participant’s Active Status for Misconduct;

(iii)          twelve (12) months after the date of the death of a Participant whose Active Status terminated as a result of his or her death; and

(iv)          thirty-six (36) months after the date on which the Participant ceased performing services as a result of Retirement.

(b)           Extension of Term.  Notwithstanding subsection (a) above, the Committee shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option beyond the date on which the Option would have expired if no termination of the Participant’s Active Status had occurred).

SECTION 9.           Effect of Change of Control.  Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

(a)           Acceleration.  Awards of a Participant shall be Accelerated (as defined in Section 9(b)) upon the occurrence of a Change of Control.

(b)           Definition.  For purposes of this Section 9, Awards of a Participant being “Accelerated” means, with respect to such Participant:

(i)            any and all Options shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term; and

(ii)           any restriction periods and restrictions imposed on Restricted Stock shall lapse.

PART III

SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS

SECTION 10.         Grant, Terms and Conditions of Options.

(a)           Term of Options.  The term of Options shall be at the discretion of the Committee.

(b)           Option Exercise Prices.  The per Share exercise price under an Option shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without stockholder approval.

(c)           Vesting.  Options granted pursuant to this section 10 shall vest pursuant to the periods, terms and conditions determined by the Committee in its sole discretion.  To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the termination of such Optionee’s Active Status for reasons other than Retirement or death, in each of which cases such Options shall immediately vest in full.

(d)           Exercise.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as are permissible under the terms of this Plan.  An Option may not be exercised for a fraction of a Share.

SECTION 11.         Grant, Terms and Conditions of Stock Awards.

(a)           Designation.  Restricted Stock may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan.  After the Committee determines that it will offer Restricted Stock, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer.  The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee.  The term of each award of Restricted Stock shall be at the discretion of the Committee.

(b)           Vesting.    The Committee shall determine the time or times within which an Award of shares of Restricted Stock may be subject to forfeiture, the vesting schedule and the rights to acceleration thereof, and all other terms and conditions of the Award.  Subject to the applicable provisions of the Award Agreement and this Section 11, upon termination of a Participant’s Active Status for any reason, all Restricted Stock subject to the Award Agreement may vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

PART IV

TERM OF PLAN AND STOCKHOLDER APPROVAL

SECTION 12.         Term of Plan.  This Plan shall become effective as of the Effective Date.  It shall continue in effect until the tenth anniversary of the Effective Date or until terminated under Section 14 of this Plan or extended by an amendment approved by the stockholders of the Company pursuant to Section 14(a).

SECTION 13.         Amendment and Termination of this Plan.

(a)           Amendment and Termination.  The Board or the Committee may amend or terminate this Plan from time to time in such respects as the Board may deem advisable (including, but not limited, to amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided, that to the extent required by the Code or the rules of the AMEX, such other exchange upon which the Company’s Common Stock is either quoted or traded, or the SEC, stockholder approval shall be required for any material amendment of this Plan.  Subject to the foregoing, it is specifically intended that the Board or Committee may amend this Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of this Plan or any Award Agreement.

(b)           Effect of Amendment or Termination.  Any amendment or termination of this Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

SECTION 14.         Stockholder Approval.  The effectiveness of this Plan is subject to approval by the stockholders of the Company.

PART V

MISCELLANEOUS

SECTION 15.         Unfunded Plan.  The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust.  The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s beneficiaries or estate shall have any interest in any assets of the Company by virtue of this Plan.  Nothing in this Section 15 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company’s creditors.  Legal and equitable title to any funds set aside, other than any grantor trust subject to the claims of the Company’s creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future.  Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreements.

SECTION 16.         Representations and Legends.  The Committee may require each person purchasing shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the purchaser is acquiring the shares without a view to distribution thereof.  In addition to any legend required by this Plan, the certificate for such shares may include any legend which the Committee deems appropriate to reflect a restriction on transfer.

All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is listed, applicable federal or state securities laws, and any applicable corporate law, and the Committee may cause the legend or legends to be put on any such certificates to make appropriate reference to such restriction.

SECTION 17.         Assignment of Benefits.  No Award or other benefits payable under this Plan shall, except as otherwise provided under this Plan or as specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge.  Any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall such benefit be subject to attachment or legal process for or against that person.

SECTION 18.         Governing Laws.  This Plan and actions taken in connection herewith shall be governed, construed and enforced in accordance with the laws of the State of Delaware.

SECTION 19.         Application of Funds.  The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

SECTION 20.         Right of Removal.  Nothing in this Plan or in any Award or Award Agreement shall confer upon any Non-Employee Director or any other individual the right to continue as a Director of the Company, or affect any right the Company or the Company’s stockholders may have to remove the Non-Employee Director as a Director at any time for any reason.

Proxy Card for Common Stockholders

GLOBALSCAPE, INC.
PROXY FOR
ANNUAL MEETING OF STOCKHOLDERS
JUNE 1, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  The undersigned stockholder of GlobalSCAPE, Inc., a Delaware corporation (“GlobalSCAPE”), hereby appoints Thomas W. Brown and Charles R. Poole, or either of them, as proxies, each with power to act without the other and with full power of substitution, on behalf of the undersigned to vote the number of shares of Common Stock of GlobalSCAPE that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GlobalSCAPE, Inc. to be held on Friday, June 1, 2007 at 9:00 a.m. Central Time, at the offices of GlobalSCAPE, 6000 Northwest Parkway, Suite 100, San Antonio, Texas  78249 and at any adjournment of postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES; FOR APPROVAL OF THE 2006 NON-EMPLOYEE DIRECTORS LONG-TERM EQUITY INCENTIVE PLAN; FOR RATIFICATION OF PMB HELIN DONOVAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON ALL OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

 (Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐

(1) Proposal to approve the election of the following		(2)	Proposal to approve the Globalscape, Inc. 2006 Non-
two (2) nominees for membership on the Company’s			Employee Directors Long-Term Equity Incentive Plan
Board of Directors:
☐ FOR
NOMINEES:
☐ AGAINST
01	Frank M. Morgan
02	Phillip M. Renfro		☐ ABSTAIN

☐ FOR
		(3)	Proposal to ratify the appointment of PMB Helin
☐ WITHHOLD			Donovan, LLP as independent Registered Public
Accounting Firm for fiscal year ending December 31,
☐ FOR ALL EXCEPT			2007.

each to serve until the expiration of his term in 2010, or			☐ FOR
until their successors are duly elected and qualified.
☐ AGAINST
Instruction: To withhold authority to vote for any
individual nominee(s) mark “FOR ALL EXCEPT”			☐ ABSTAIN
and write the name of that nominee in the space
provided below.
		(4)	In the discretion of the proxies on any other matters
that may properly come before the Meeting or any
adjournments thereof, including without limitation,
a vote to adjourn or postpone the meeting.

PLEASE MARK, DATE, SIGN AND MAIL
YOUR PROXY PROMPTLY IN THE
ENVELOPE PROVIDED.

Signature	Signature	Date	, 2007

Please date this proxy and sign exactly as your name appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.  All joint holders must sign.

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